Exhibit 99.1

RYAN SPECIALTY REPORTS FIRST QUARTER 2022 RESULTS

- Total Revenue grew 24.2% year-over-year to $386.9 million -

- Organic Revenue Growth Rate of 20.1% year-over-year -

- Net Income of $18.1 million, or $0.06 per diluted share -

- Adjusted EBITDAC grew 13.6% year-over-year to $107.3 million -

- Adjusted Net Income grew 13.3% year-over-year to $64.7 million, or $0.24 per diluted share -

MAY 12, 2022 | CHICAGO, IL — Ryan Specialty Group Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a leading international specialty insurance firm, today announced results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights

•
Q1 Revenue grew 24.2% year-over-year to $386.9 million, compared to $311.5 million in the prior-year period
•
Organic Revenue Growth Rate* was 20.1% for the quarter, compared to 18.4% for the same quarter last year
•
Net Income of $18.1 million, compared to Net Loss of $3.8 million in the prior-year period. Diluted Earnings per Share was $0.06
•
Adjusted EBITDAC* increased 13.6% to $107.3 million, compared to $94.4 million in the prior-year period
•
Adjusted EBITDAC Margin* of 27.7%, compared to 30.3% in the prior-year period
•
Adjusted Net Income* increased 13.3% to $64.7 million, compared to $57.1 million in the prior-year period
•
Adjusted Diluted Earnings per Share for the first quarter of 2022 was $0.24

“We had an excellent start to 2022 as we continued to capitalize on opportunities presented by the ongoing expansion of the E&S market. We continue to believe that highlighting our clear value proposition, focusing on client service, and providing innovative solutions is our winning formula for success,” said Patrick G. Ryan, Founder, Chairman and Chief Executive Officer of Ryan Specialty. “We delivered 20% organic growth while maintaining solid margins, continuing to invest in enhancing the Ryan Specialty platform, and making steady progress towards hiring the largest class of brokers in our history. We remain confident that our financial strength, dedicated team, and proven ability to execute enables us to deliver sustainable and profitable growth over the long-term.”

Summary of First Quarter 2022 Results

	Three Months Ended March 31,		Change
(in thousands, except percentages and per share data)	2022	2021	$	%
GAAP financial measures
Total revenue	$386,890	$311,458	$75,432	24.2%
Compensation and benefits	274,274	214,486	59,788	27.9
General and administrative	42,361	27,545	14,816	53.8
Total operating expenses	343,501	271,615	71,886	26.5
Operating income	43,389	39,843	3,546	8.9
Net income (loss)	18,076	(3,801)	21,877	(575.6)
Net income (loss) attributable to members	6,911	(6,251)	13,162	(210.6)
Compensation and benefits expense ratio (1)	70.9%	68.9%
General and administrative expense ratio (2)	10.9%	8.8%
Net income (loss) margin	4.7%	(1.2)%
Earnings per share (3)	$0.07
Diluted earnings per share (3)	$0.06
Non-GAAP financial measures*
Organic revenue growth rate	20.1%	18.4%
Adjusted compensation and benefits expense	$241,331	$192,367	$48,964	25.5%
Adjusted compensation and benefits expense ratio	62.4%	61.8%
Adjusted general and administrative expense	$38,296	$24,687	$13,609	55.1%
Adjusted general and administrative expense ratio	9.9%	7.9%
Adjusted EBITDAC	$107,263	$94,404	$12,859	13.6%
Adjusted EBITDAC margin	27.7%	30.3%
Adjusted net income	$64,732	$57,130	$7,602	13.3%
Adjusted net income margin	16.7%	18.3%
Adjusted diluted earnings per share	$0.24

* For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense, Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

(1)
Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)
General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)
See “Note 12, Earnings Per Share” of the unaudited quarterly consolidated financial statements.

First Quarter 2022 Review*

Total revenue for the first quarter of 2022 was $386.9 million, an increase of 24.2% compared to $311.5 million in the prior-year period. This increase was primarily due to strong organic revenue growth of 20.1%, driven by new client wins, expanded relationships with existing clients, an overall expansion of the E&S market, and premium rate increases, as well as revenue from recent acquisitions completed in the fourth quarter of 2021.

Total operating expenses for the first quarter of 2022 were $343.5 million, a 26.5% increase compared to the prior-year period. This was primarily due to an increase in Compensation and benefits expense, which is heavily correlated to revenue growth as many of Ryan Specialty’s producers are compensated based on a percentage of the revenue they generate for the Company, and an increase in public company costs over the comparable period. General and administrative expense also increased compared to the prior-year period to accommodate revenue growth, including an increase in business travel and client entertainment as COVID‐19 travel restrictions relaxed.

Net income for the first quarter of 2022 was $18.1 million, compared to a net loss of $3.8 million in the prior-year period. The increase was due to year-over-year revenue growth, as well as a reduction in non-operating losses incurred in the first quarter of 2021 driven by a $12.6 million change in fair value of the embedded derivatives on the Company’s Redeemable Preferred Units that did not recur in the first quarter of 2022. Diluted earnings per share for the first quarter of 2022 was $0.06.

Adjusted EBITDAC of $107.3 million grew 13.6% from $94.4 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 27.7%, compared to 30.3% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by strong revenue growth, as well as continued execution of the Company’s 2020 restructuring plan, partially offset by increased Compensation and benefits expense, as well as higher General and administrative expense. The restructuring plan, which the Company initiated in 2020, is anticipated to achieve $25 million in cumulative annualized cost savings when fully actioned by June 30, 2022.

Adjusted net income for the first quarter of 2022 rose 13.3% to $64.7 million, compared to $57.1 million in the prior-year period. Adjusted net income margin was 16.7%, compared to 18.3% in the prior-year period. Adjusted diluted earnings per share for the first quarter of 2022 was $0.24.

* For the definition of each of the non-GAAP measures referred to above as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

First Quarter 2022 Revenue by Specialty

The growth of net commissions and fees in all specialties was primarily driven by strong organic growth and the acquisitions of Crouse and Associates and Keystone Risk Partners in the fourth quarter.

	Three Months Ended March 31,
(in thousands, except percentages)	2022	% of total	2021	% of total	Change
Wholesale Brokerage	$244,827	63.3%	$191,124	61.4%	$53,703	28.1%
Binding Authorities	62,993	16.3	55,045	17.7	7,948	14.4
Underwriting Management	78,861	20.4	65,175	20.9	13,686	21.0
Total net commissions and fees	$386,681		$311,344		$75,337	24.2%

Liquidity and Financial Condition

As of March 31, 2022, the Company had Cash and cash equivalents of $706.4 million and outstanding debt principal of $2.0 billion. On April 7, 2022, the Company entered into a 3.7 year (maturing December 31, 2025), $1.0 billion Interest Rate Cap on 1‐Month Term SOFR to hedge its Term Loan interest rate exposure at a strike of 2.75% and an upfront cost of $25.5 million.

Full Year 2022 Outlook*

The Company is raising its full year 2022 outlook for both Organic revenue growth rate and Adjusted EBITDAC margin as follows:

•
Organic revenue growth rate guidance range for the full year 2022 is now 13.5% – 15.5%, compared to the Company’s prior guidance range of 13.0% – 15.0%.
•
Adjusted EBITDAC margin guidance range for the full year 2022 is now 28.5% – 30.0%, compared to the Company’s prior guidance range of 28.0% – 30.0%.

* For a definition of Organic revenue growth rate and Adjusted EBITDAC margin as well as an explanation of the Company’s inability to provide reconciliations of these forward-looking non-GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Conference Call Information

Ryan Specialty will host a conference call today at 5:00 PM ET to discuss these results. A live audio webcast of the conference call will be available on the Company’s website at ryansg.com in its Investors section.

The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available on the Company’s website at ryansg.com in its Investors section for one year following the call.

About Ryan Specialty

Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents and carriers. Ryan Specialty provides distribution, underwriting, product development, administration and risk management services by acting as a wholesale broker and a managing underwriter. Its mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents and carriers. Learn more at ryansg.com.

Forward-Looking Statements

All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2022 Outlook” are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”) that include, but are not limited to: the Company’s potential failure to develop a succession plan for the senior management team, including Patrick G. Ryan; the Company’s failure to recruit and retain revenue producers; the cyclicality of, and the economic conditions in, the markets in which the Company operates; conditions that result in reduced insurer capacity; the potential loss of the Company’s relationships with insurance carriers or its clients, becoming dependent upon a limited number of insurance carriers or clients or the failure to develop new insurance carrier and client relationships; significant competitive pressures in each of the Company’s businesses; decreases in the premiums or commission rates set by insurers, or actions by insurers seeking repayment of commissions; decreases in the amounts of supplemental or contingent commissions the Company receives; the Company’s inability to collect its receivables; the potential that the Company’s underwriting models contain errors or are otherwise ineffective; any damage to the Company’s reputation; decreases in current market share as a result of disintermediation within the insurance industry; impairment of goodwill; the inability to maintain rapid growth or to generate sufficient revenue to achieve and maintain profitability; the impact if the Company’s MGU programs are terminated or changed; the risks associated with the evaluation of potential acquisitions and the integration of acquired businesses as well as introduction of new products, lines of business and markets; the occurrence of natural or man-made disasters; being subject to E&O claims as well as other contingencies and legal proceedings; the impact on the Company’s operations and financial condition from the effects of the current COVID-19 pandemic; the impact of breaches in security that cause significant system or network disruptions; not being able to generate sufficient cash flow to service all of the Company’s indebtedness and being forced to take other actions to satisfy its obligations under such indebtedness; and the impact of being unable to refinance the Company’s indebtedness.

For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk Factors’’ in its annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2022, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Non-GAAP Financial Measures and Key Performance Indicators

In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company's growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the unaudited consolidated quarterly financial statements in the Company’s Quarterly Report on form 10-Q filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.

Organic revenue growth rate: Organic revenue growth rate represents the percentage change in revenue, as compared to the same period for the year prior, adjusted for revenue attributable to acquisitions during their first 12 months of the Company’s ownership, and other adjustments such as contingent commissions, fiduciary investment income, and the impact of changes in foreign exchange rates. The most directly comparable GAAP financial metric is Total revenue growth rate.

Adjusted compensation and benefits expense: Adjusted compensation and benefits expense represents Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.

Adjusted general and administrative expense: Adjusted general and administrative expense represents General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.

Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio represents the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.

Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio represents the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.

Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before interest expense, net, income tax expense, depreciation, amortization, and change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. The most directly comparable GAAP financial metric is Net income.

Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted net income: Adjusted net income is tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with the IPO and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty Group, LLC. For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company's adjusted pre-tax income as if the Company owned 100% of Ryan Specialty Group, LLC. The most directly comparable GAAP financial metric is Net income.

Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect of the exchange of 100% of the outstanding common units of New RSG Holdings, LLC (together with the shares of Class B common stock) into shares of Class A common stock and the effect of unvested equity awards. The most directly comparable GAAP financial metric is Diluted earnings per share. The reconciliation of the above non-GAAP measures to their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.

With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year 2022 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items.

Contacts:

Investor Relations

Noah Angeletti
SVP, Head of Investor Relations & Treasurer
Ryan Specialty
IR@ryansg.com
Phone: (312) 784-6152

Media Relations

Alice Phillips Topping
SVP, Chief Marketing & Communications Officer
Ryan Specialty
Alice.Topping@ryansg.com
Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
(in thousands, except percentages and per share data)	2022	2021
Revenue
Net commissions and fees	$386,681	$311,344
Fiduciary investment income	209	114
Total revenue	$386,890	$311,458
Expenses
Compensation and benefits	274,274	214,486
General and administrative	42,361	27,545
Amortization	26,663	27,794
Depreciation	1,211	1,200
Change in contingent consideration	(1,008)	590
Total operating expenses	$343,501	$271,615
Operating income	$43,389	$39,843
Interest expense, net	21,752	20,045
(Income) loss from equity method investment in related party	543	(81)
Other non-operating loss	7,521	21,446
Income (loss) before income taxes	$13,573	$(1,567)
Income tax expense (benefit)	(4,503)	2,234
Net income (loss)	$18,076	$(3,801)
GAAP financial measures
Revenue	$386,890	$311,458
Compensation and benefits	274,274	214,486
General and administrative	42,361	27,545
Net Income (loss)	$18,076	$(3,801)
Compensation and benefits expense ratio	70.9%	68.9%
General and administrative expense ratio	10.9%	8.8%
Net income (loss) margin	4.7%	(1.2)%
Earnings per share	$0.07	$—
Diluted earnings per share	$0.06	$—

Non-GAAP Financial Measures (unaudited)

	Three Months Ended March 31,
(in thousands, except percentages and per share data)	2022	2021
Non-GAAP financial measures*
Organic revenue growth rate	20.1%	18.4%
Adjusted compensation and benefits expense	$241,331	$192,367
Adjusted compensation and benefits expense ratio	62.4%	61.8%
Adjusted general and administrative expense	$38,296	$24,687
Adjusted general and administrative expense ratio	9.9%	7.9%
Adjusted EBITDAC	$107,263	$94,404
Adjusted EBITDAC margin	27.7%	30.3%
Adjusted net income	$64,732	$57,130
Adjusted net income margin	16.7%	18.3%
Adjusted diluted earnings per share	$0.24	$—

Consolidated Statements of Financial Position (Unaudited)

(in thousands, except unit and par value data)	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$706,370	$386,962
Commissions and fees receivable – net	189,709	210,252
Fiduciary cash and receivables	2,123,702	2,390,185
Prepaid incentives – net	7,603	7,726
Other current assets	13,251	15,882
Total current assets	$3,040,635	$3,011,007
NON-CURRENT ASSETS
Goodwill	1,314,266	1,309,267
Other intangible assets	549,125	573,930
Prepaid incentives – net	24,006	25,382
Equity method investment in related party	41,824	45,417
Property and equipment – net	14,649	15,290
Lease right-of-use assets	99,688	84,874
Deferred tax assets	391,777	382,753
Other non-current assets	9,667	10,788
Total non-current assets	$2,445,002	$2,447,701
TOTAL ASSETS	$5,485,637	$5,458,708
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	101,335	99,403
Accrued compensation	231,387	386,301
Operating lease liabilities	18,277	18,783
Tax receivable agreement liabilities	7,968	—
Short-term debt and current portion of long-term debt	22,640	23,469
Fiduciary liabilities	2,123,702	2,390,185
Total current liabilities	$2,505,309	$2,918,141
NON-CURRENT LIABILITIES
Accrued compensation	8,006	4,371
Operating lease liabilities	91,880	74,386
Long-term debt	1,956,631	1,566,627
Deferred tax liabilities	740	631
Tax receivable agreement liabilities	272,730	272,100
Other non-current liabilities	26,302	27,675
Total non-current liabilities	$2,356,289	$1,945,790
TOTAL LIABILITIES	$4,861,598	$4,863,931
STOCKHOLDERS' EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 110,063,552 and 109,894,548 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	110	110
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 149,084,846 and 149,162,107 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	149	149
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at March 31, 2022 and December 31, 2021)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2022 and December 31, 2021)	—	—
Additional paid-in capital	371,433	348,865
Accumulated deficit	(153)	(7,064)
Accumulated other comprehensive income	354	1,714
Total stockholders' equity attributable to Ryan Specialty Group Holdings, Inc.	$371,893	$343,774
Non-controlling interests	252,146	251,003
Total stockholders' equity	624,039	594,777
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,485,637	$5,458,708

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in thousands)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$18,076	$(3,801)
Adjustments to reconcile net income to cash flows from (used for) operating activities:
Loss (gain) from equity method investment	543	(81)
Amortization	26,663	27,794
Depreciation	1,211	1,200
Prepaid and deferred compensation expense	9,684	8,158
Non-cash equity-based compensation	23,248	4,430
Amortization of deferred debt issuance costs	2,811	2,517
Deferred income taxes	(8,251)	(80)
Loss on Tax Receivable Agreement	7,718	—
Change (net of acquisitions and divestitures) in:
Commissions and fees receivable - net	20,543	19,187
Accrued interest	2,877	248
Other current assets and accrued liabilities	(164,924)	(139,401)
Other non-current assets and accrued liabilities	(5,669)	5,024
Total cash flows used for operating activities	$(65,470)	$(74,805)
CASH FLOWS FROM INVESTING ACTIVITIES
Prepaid incentives issued – net of repayments	(497)	—
Capital expenditures	(2,224)	(2,208)
Total cash flows used for investing activities	$(2,721)	$(2,208)
CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of remaining interest in Ryan Re	—	(47,517)
Deferred offering costs paid	—	(4,049)
Receipt of taxes related to net share settlement of equity awards	105	—
Taxes paid related to net share settlement of equity awards	(105)	—
Cash distribution to LLC Unitholders	(187)	(23,246)
Repayment of term debt	(4,125)	—
Finance lease and other costs paid	(6)	(47)
Debt issuance costs paid	(1,803)	(1,289)
Proceeds from senior secured notes	394,000	—
Net change in fiduciary liabilities	(79,148)	(62,018)
Total cash flows provided by (used for) financing activities	$308,731	$(138,166)
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash held in a fiduciary capacity	816	(784)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY	$241,356	$(215,963)
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Beginning balance	$1,139,661	$895,704
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Ending balance	$1,381,017	$679,741
Reconciliation of cash, cash equivalents, and cash held in a fiduciary capacity
Cash and cash equivalents	$706,370	$159,176
Cash held in a fiduciary capacity	674,647	520,565
Total cash, cash equivalents, and cash held in a fiduciary capacity	$1,381,017	$679,741

Net Commissions and Fees

	Three Months Ended March 31,
(in thousands, except percentages)	2022	% of total	2021	% of total	Change
Wholesale Brokerage	$244,827	63.3%	$191,124	61.4%	$53,703	28.1%
Binding Authorities	62,993	16.3	55,045	17.7	7,948	14.4
Underwriting Management	78,861	20.4	65,175	20.9	13,686	21.0
Total net commissions and fees	$386,681		$311,344		$75,337	24.2%

Reconciliation of Organic Revenue Growth Rate to Total Revenue Growth Rate

	Three Months Ended March 31,
	2022	2021
Total revenue growth rate (GAAP) (1)	24.2%	49.6%
Less: Mergers and acquisitions (2)	(3.4)	(31.3)
Change in other (3)	(0.7)	0.1
Organic revenue growth rate (Non-GAAP)	20.1%	18.4%

(1)
March 31, 2022 revenue of $386.9 million less March 31, 2021 revenue of $311.5 million is a $75.4 million period-over-period change. The change, $75.4 million, divided by the March 31, 2021 revenue of $311.5 million is a total revenue change of 24.2%. March 31, 2021 revenue of $311.5 million less March 31, 2020 revenue of $208.2 million is a $103.3 million period-over-period change. The change, $103.3 million, divided by the March 31, 2020 revenue of $208.2 million is a total revenue change of 49.6%. Refer to "Comparison of the Three Months Ended March 31, 2022 and 2021" in the 10-Q for further discussion.
(2)
The mergers and acquisitions adjustment excludes net commission and fees revenue generated during the first 12 months following an acquisition. The total adjustment for the three months ended March 31, 2022 and three months ended March 31, 2021 was $10.6 million and $65.3 million, respectively.
(3)
The other adjustments exclude the period-over-period change in contingent commissions, fiduciary investment income, and foreign exchange rates. The total adjustment for the three months ended March 31, 2022 and three months ended March 31, 2021 was $(2.2) million and $0.2 million, respectively.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended March 31,
(in thousands, except percentages)	2022	2021
Total revenue	$386,890	$311,458
Compensation and benefits expense	$274,274	$214,486
Acquisition-related expense	(58)	—
Acquisition related long-term incentive compensation	(7,697)	(9,422)
Restructuring and related expense	(158)	(6,189)
Amortization and expense related to discontinued prepaid incentives	(1,782)	(2,078)
Equity-based compensation	(6,804)	(4,430)
Initial public offering related expense	(16,444)	—
Adjusted compensation and benefits expense (1)	$241,331	$192,367
Compensation and benefits expense ratio	70.9%	68.9%
Adjusted compensation and benefits expense ratio	62.4%	61.8%

(1)
Adjustments made to Compensation and benefits expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income in “Reconciliation of Adjusted EBITDAC to Net Income.”

Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended March 31,
(in thousands, except percentages)	2022	2021
Total revenue	$386,890	$311,458
General and administrative expense	$42,361	$27,545
Acquisition-related expense	(451)	(1,714)
Restructuring and related expense	(2,966)	(809)
Other non-recurring expense	—	(335)
Initial public offering related expense	(648)	—
Adjusted general and administrative expense (1)	$38,296	$24,687
General and administrative expense ratio	10.9%	8.8%
Adjusted general and administrative expense ratio	9.9%	7.9%

(1)
Adjustments made to General and administrative expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income in “Reconciliation of Adjusted EBITDAC to Net Income.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended March 31,
(in thousands, except percentages)	2022	2021
Total revenue	$386,890	$311,458
Net income (loss)	$18,076	$(3,801)
Interest expense, net	21,752	20,045
Income tax expense (benefit)	(4,503)	2,234
Depreciation	1,211	1,200
Amortization	26,663	27,794
Change in contingent consideration	(1,008)	590
EBITDAC	$62,191	$48,062
Acquisition-related expense (1)	509	1,714
Acquisition related long-term incentive compensation (2)	7,697	9,422
Restructuring and related expense (3)	3,124	6,998
Amortization and expense related to discontinued prepaid incentives (4)	1,782	2,078
Other non-operating loss (income) (5)	7,521	21,446
Equity-based compensation (6)	6,804	4,430
Other non-recurring expense (7)	—	335
IPO related expenses (8)	17,092	—
(Income) from equity method investments in related party	543	(81)
Adjusted EBITDAC (9)	$107,263	$94,404
Net income (loss) margin (10)	4.7%	(1.2)%
Adjusted EBITDAC margin	27.7%	30.3%

(1)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.1 million for the three months ended March 31, 2022, while General and administrative expenses contributed to $0.5 million and $1.7 million of the acquisition-related expense for the three months ended March 31, 2022 and 2021, respectively.
(2)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(3)
Restructuring and related expense consists of compensation and benefits of $0.2 million and $6.2 million for the three months ended March 31, 2022 and 2021, respectively, and General and administrative costs including occupancy and professional services fees of $3.0 million and $0.8 million for the three months ended March 31, 2022 and 2021, respectively, related to the Restructuring Plan. The compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See "Note 5, Restructuring" of the unaudited quarterly consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(4)
Amortization and expense related to discontinued prepaid incentive programs – see "Note 14. Employee Benefit Plans, Prepaid and Long-Term Incentives" of the unaudited quarterly consolidated financial statements for further discussion.
(5)
For the three months ended March 31, 2022, Other non-operating loss includes a $7.7 million charge related to the change in the TRA liability caused by a change in the Company's blended state tax rates. For the three months ended March 31, 2021, Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $12.6 million was due to the occurrence of a Realization Event in the third quarter of 2021, which is defined as a Qualified Public Offering or a Sale Transaction in the Onex Purchase Agreement. For the three months ended March 31, 2021, Other non-operating loss (income) also includes expense of $8.6 million associated with the extinguishment of a portion of the Company's deferred debt issuance costs on the term debt.
(6)
Equity-based compensation reflects non-cash equity-based expense.
(7)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.3 million for the three months ended March 31, 2021. Other non-recurring items include one-time professional services costs associated with term debt repricing, and one-time non-income tax charges and tax and accounting consultancy costs associated with potential structure changes.
(8)
Initial public offering related expenses includes $0.6 million of General and Administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax and accounting advisory services on IPO-related structure changes, and Compensation-related expense of $16.4 million for the three months ended March 31, 2022 primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(9)
Consolidated Adjusted EBITDAC does not reflect a deduction for the Adjusted EBITDAC associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when the Company did not own 100% of Ryan Re.
(10)
Net income margin is Net income as a percentage of Total revenue.

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended March 31,
(in thousands, except percentages)	2022	2021
Total revenue	$386,890	$311,458
Net income (loss)	$18,076	$(3,801)
Income tax expense (benefit)	(4,503)	2,234
Amortization	26,663	27,794
Amortization of deferred issuance costs (1)	2,811	3,015
Change in contingent consideration	(1,008)	590
Acquisition-related expense (2)	509	1,714
Acquisition related long-term incentive compensation (3)	7,697	9,422
Restructuring and related expense (4)	3,124	6,998
Amortization and expense related to discontinued prepaid incentives (5)	1,782	2,078
Other non-operating loss (income) (6)	7,521	21,446
Equity-based compensation (7)	6,804	4,430
Other non-recurring expense (8)	—	335
IPO related expenses (9)	17,092	—
(Income) / loss from equity method investments in related party	543	(81)
Adjusted income before income taxes	$87,111	$76,174
Adjusted tax expense (10)	(22,379)	(19,044)
Adjusted net income (11)	$64,732	$57,130
Net income (loss) margin (12)	4.7%	(1.2)%
Adjusted net income margin	16.7%	18.3%
(1)
Interest expense, net includes amortization of deferred debt issuance costs.
(2)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.1 million for the three months ended March 31, 2022, while General and administrative expenses contributed to $0.5 million and $1.7 million of the acquisition-related expense for the three months ended March 31, 2022 and 2021, respectively.
(3)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(4)
Restructuring and related expense consists of compensation and benefits of $0.2 million and $6.2 million for the three months ended March 31, 2022 and 2021, respectively, and General and administrative costs including occupancy and professional services fees of $3.0 million and $0.8 million for the three months ended March 31, 2022 and 2021, respectively, related to the Restructuring Plan. The compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See "Note 5, Restructuring" of the unaudited quarterly consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(5)
Amortization and expense related to discontinued prepaid incentive programs – see "Note 14. Employee Benefit Plans, Prepaid and Long-Term Incentives" of the unaudited quarterly consolidated financial statements for further discussion.
(6)
For the three months ended March 31, 2022, Other non-operating loss includes a $7.7 million charge related to the change in the TRA liability caused by a change in the Company's blended state tax rates. For the three months ended March 31, 2021 Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $12.6 million was due to the occurrence of a Realization Event in the third quarter of 2021, which is defined as a Qualified Public Offering or a Sale Transaction in the Onex

Purchase Agreement. For the three months ended March 31, 2021, Other non-operating loss (income) also includes expense of $8.6 million associated with the extinguishment of a portion of the Company's deferred debt issuance costs on the term debt.
(7)
Equity-based compensation reflects non-cash equity-based expense.
(8)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.3 million for the three months ended March 31, 2021. Other non-recurring items include one-time professional services costs associated with term debt repricing, and one-time non-income tax charges and tax and accounting consultancy costs associated with potential structure changes.
(9)
Initial public offering related expenses includes $0.6 million of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax and accounting advisory services on IPO-related structure changes, and Compensation-related expense of $16.4 million for the three months ended March 31, 2022 primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(10)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of RSG, LLC. For the three months ended March 31, 2022, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.69% on 100% of the Company's adjusted income before income taxes as if the Company owned 100% of RSG, LLC. For the three months ended March 31, 2021, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.00% on 100% of the Company's adjusted income before income taxes as if the Company owned 100% of RSG, LLC.
(11)
Consolidated Adjusted net income does not reflect a deduction for the Adjusted net income associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when the Company did not own 100% of Ryan Re or the non-controlling interest attributed to the retained ownership of RSG LLC.
(12)
Net income margin is Net income as a percentage of Total revenue.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended March 31, 2022

	U.S. GAAP	Less: Net income attributed to dilutive awards and substantively vested shares (1)	Plus: Net income attributed to non-controlling interests (2)	Plus: Adjustments to Adjusted net income (3)	Plus: Dilutive impact of unvested equity awards (4)	Adjusted diluted earnings per share
Numerator:
Net income attributable to Class A common shareholders- diluted	$15,215	$(8,304)	$11,165	$46,656	$—	$64,732
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	264,121	—	—	—	5,632	269,753
Net income per share of Class A common stock- diluted	$0.06	$(0.03)	$0.04	$0.18	$(0.01)	$0.24

(1)
Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income (loss) attributable to RSGHI. See "Note 12, Earnings Per Share" of the unaudited quarterly consolidated financial statements.
(2)
For comparability purposes, this calculation incorporates the net income (loss) that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. The 143,423 weighted average outstanding LLC Common Units were considered dilutive for the three months ended March 31, 2022 and included in the 264,121 of Weighted-average shares outstanding within Diluted EPS. See "Note 12, Earnings Per Share" of the unaudited quarterly consolidated financial statements.
(3)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income in “Adjusted Net Income and Adjusted Net Income Margin.”
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted earnings per share calculation disclosed in "Note 12, Earnings Per Share" of the unaudited quarterly consolidated financial statements.